UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 22, 2023

Berenson Acquisition Corp. I

(Exact name of registrant as specified in its charter)

Delaware	001-40843	87-1070217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

667 Madison Avenue, 18th Floor New York, NY	10065
(Address of principal executive offices)	(Zip Code)

(212) 935-7676

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BACA	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on December 22, 2023, Berenson Acquisition Corp. I, a Delaware corporation (“BACA”) entered into a business combination agreement with Custom Health, Inc., a Delaware corporation (“Custom Health,” or the “Company”), and Continental Merger Sub Inc., a Delaware corporation and wholly-owned direct subsidiary of BACA (“Merger Sub”) (as may be amended and/or restated from time to time, the “Business Combination Agreement”). Pursuant to the Business Combination Agreement, among other things, BACA and Custom Health would enter into a business combination, pursuant to which Merger Sub would merge with and into Custom Health (the “Merger”), with Custom Health surviving the Merger (the “Surviving Corporation”) as a wholly-owned subsidiary of BACA (the “Business Combination,” and together with other transactions contemplated by the Business Combination and the ancillary agreements, the “Proposed Transaction”). In connection with the closing of the Proposed Transaction (the “Closing”), it is expected that BACA will change its name to Custom Health Holdings, Inc. (“New BACA”).

The proposed Merger is expected to be consummated after receipt of the required approvals by the stockholders of BACA and stockholders of Custom Health and the satisfaction or waiver of certain other customary conditions, as summarized below.

Business Combination Agreement

Consideration

The aggregate transaction consideration payable pursuant to the Business Combination Agreement (the “Transaction Consideration”) will consist of a number of shares of common stock of New BACA, par value $0.0001 per share (“New BACA Common Stock”) equal to the quotient of (a) the sum of (i) the Company Value (as defined below) plus (ii) the Company In-The-Money Option Proceeds Amount (as defined in the Business Combination Agreement) plus (iii) the Company In-The-Money Warrant Proceeds Amount (as defined in the Business Combination Agreement), divided by (b) $10.00. The “Company Value” means an amount equal to the sum of (a) $185,000,000, minus (b) the amount, if any, by which the transaction expenses of Custom Health paid or payable in cash exceed an amount equal to (1) $5,000,000 plus (2) an amount equal to the BAC Transaction Expense Cap Savings (as defined in the Business Combination Agreement), plus (c) the amount, if any, by which the transaction expenses of BACA paid or payable in cash exceed an amount equal to (1) $5,000,000 plus (2) an amount equal to the Company Transaction Expense Cap Savings (as defined in the Business Combination Agreement). Additionally, in the event that, prior to the Closing, Custom Health consummates the Pharmacy Acquisitions (as defined in the Business Combination Agreement), then the Company Value will be adjusted by an aggregate amount equal to (a) the aggregate purchase price paid in connection with the Pharmacy Acquisitions as set forth in the Pharmacy Acquisitions Definitive Agreement minus (b) the aggregate amount of any indebtedness and promissory notes issued by Custom Health in connection therewith (excluding any promissory notes (i) elected to be converted into equity of Custom Health by the holder thereof, and (ii) that convert into equity of Custom Health on or prior to the Closing).

At the effective date of the Merger (the “Effective Time”), (1) each share of common stock of BACA issued and outstanding immediately prior to the Effective Time will be canceled and converted into the right to receive (A) a number of shares of New BACA Common Stock equal to an exchange ratio (the “Exchange Ratio”) determined by dividing the Transaction Consideration by the Company Fully-Diluted Number (as defined in the Business Combination Agreement) and (B) a portion of the 500,000 Earn-Out Shares (as defined below), if, as and when payable in accordance with the Business Combination Agreement; (2) each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation; and (3) each share of Class B common stock of BACA, par value $0.0001 per share, issued and outstanding immediately prior to the Effective Time will automatically be converted into and exchanged for a share of Class A common stock of BACA, par value $0.0001 per share.

Prior to the Effective Time, (1) each option to purchase a share of common stock of Custom Health (each, a “Company Option”) that is outstanding immediately prior to the Effective Time will be assumed by BACA and will automatically be converted into an option to purchase a number of shares of New BACA Common Stock equal to the product of (x) the number of shares of common stock of Custom Health subject to such Company Option that is outstanding as of immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at an exercise price per share equal to the quotient of (A) the exercise price per share of such Company Option that is outstanding as of immediately prior to the Effective Time divided by (B) the Exchange Ratio; (2) each warrant to purchase Class C common stock of Custom Health (each, a “Company Warrant”) that is outstanding immediately prior to the Effective Time will be assumed by BACA and will automatically be converted into a warrant to acquire a number of shares of New BACA Common Stock equal to the product of (x) the number of shares of common stock of Custom Health subject to such Company Warrant that is outstanding as of immediately prior to the Effective Time multiplied by (y) the Exchange Ratio, at an exercise price per share equal to the quotient of (A) the exercise price per share of such Company Warrant that is outstanding as of immediately prior to the Effective Time divided by (B) the Exchange Ratio (a “Rollover Warrant”). Except as specifically provided in the Business Combination Agreement, each Rollover Warrant as so assumed and converted will continue to have, and will be subject to, the same terms and conditions as applied to the corresponding former Company Warrant immediately prior to the Effective Time. As of the Effective Time, each working capital promissory note of Custom Health that has been elected to be converted into shares of common stock of Custom Health by the holder thereof and each convertible promissory note of Custom Health that is issued and outstanding immediately prior to the Effective Time will, immediately prior to the Effective Time, automatically convert into a number of shares of common stock of Custom Health in accordance with the terms of such note. Each share of common stock of Custom Health issued and outstanding immediately prior to the Effective Time (excluding Company Dissenting Shares and any Company Treasure Shares (as such terms are defined in the Business Combination Agreement)) will automatically be converted into the right to receive the number of shares of New BACA Common Stock equal to the Exchange Ratio.

Earnout

Custom Health will be entitled to promise and allocate up to 500,000 shares of New BACA Common Stock (the “Earn-Out Shares”) to employees of Custom Health designated by Custom Health in its sole discretion (collectively, the “Earn-Out Recipients”), as will be set forth in employment agreements and award notices issued to the Earn-Out Recipients by Custom Health in form and substance reasonably acceptable to BACA (collectively, the “Earn-Out Award Notices”), as the case may be, which Earn-Out Shares will be issued to the Earn-Out Recipients at and after the Closing in accordance with the Business Combination Agreement, and subject to each of the Surviving Corporation’s and BACA’s withholding rights.

At the Closing, 250,000 Earn-Out Shares will be issued to the Earn-Out Recipients pursuant to the terms of their respective employment agreements and Earn-Out Award Notices, as the case may be, and will be fully vested upon the issuance thereof.

Following the Closing, the remaining 250,000 Earn-Out Shares, subject to the conditions set forth in the Business Combination Agreement, will be issued to the Earn-Out Recipients as follows: (i) 125,000 shares of New BACA Common Stock will promptly be issued (but in any event within five business days of the First Earn-Out Target (as defined in the Business Combination Agreement)) by BACA to the Earn-Out Recipients on a pro rata basis (as calculated pursuant to the Business Combination Agreement), if, at any time during the ten-year period following the Closing (the “Earn-Out Period”), the VWAP of the shares of New BACA Common Stock is greater than or equal to $11.00 for any twenty trading days within any thirty trading day period commencing after the Closing (the “First Earn-Out Target”); and (ii) 125,000 shares of New BACA Common Stock will be promptly issued by BACA (but in any event within five business days of the Second Earn-Out Target (as defined in the Business Combination Agreement)) to the Earn-Out Recipients on a pro rata basis, if, at any time during the Earn-Out Period the VWAP of the shares of New BACA Common Stock is greater than or equal to $12.00 for any twenty trading days within any thirty trading day period commencing after the Closing (the “Second Earn-Out Target”).

Directors

Effective at the Closing, the board of directors of BACA will consist of up to seven directors in a classified board of directors with three classes, which will include: (A) four directors designated by the stockholders of Custom Health prior to the Closing, two of which will be Class III directors, (B) two directors designated by Berenson BAC Holdings I, LLC, a Delaware limited liability company (the “Sponsor”), one of which will be a Class III director and the other of which will be a Class II director, (C) the Chief Executive Officer of BACA as of the Effective Time and (D) if required by the investors under the PIPE Subscription Agreements (as defined below), one additional director designated by such investors. The board of directors of BACA will include such number of individuals qualified to serve as “independent directors”, as mutually designated by Custom Health and BACA, under the listing rules and regulations of the NYSE as may be required by such rules and regulations and applicable law.

Representations, Warranties and Covenants

The Business Combination Agreement contains customary representations and warranties of Custom Health, BACA and Merger Sub relating to, among other things, their organization and qualification, outstanding capitalization, the absence of certain changes or events, employee benefit plans, labor and employment matters, intellectual property matters, tax matters, material contracts, and other matters relating to their respective businesses and authority to consummate the Proposed Transaction.

The Business Combination Agreement also contains covenants by Custom Health, BACA and Merger Sub to conduct their businesses in the ordinary course and consistent with past practice during the period between the execution of the Business Combination Agreement and consummation of the Proposed Transaction and to refrain from taking certain actions specified in the Business Combination Agreement, subject to certain exceptions.

Conditions to Closing

The obligations of Custom Health, BACA and Merger Sub to consummate the Proposed Transaction are subject to the satisfaction or waiver at or prior to the Closing of certain conditions, including, among other things: (i) approval of the BAC Proposals (as defined in the Business Combination Agreement) by stockholders of BACA; (ii) no governmental authority will have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award which is then in effect and has the effect of making the Proposed Transaction, including the Merger, illegal or otherwise prohibiting consummation of the Proposed Transaction, including the Merger; (iii) the effectiveness of the Form S-4; (iv) the New BACA Common Stock will have been approved for listing on NYSE American; (v) BACA will have net tangible assets of at least $5,000,0001 upon the Closing after giving effect to the redemptions and any PIPE Subscription Agreements; and (vi) the sum, without duplication, of (A) Available Closing Date Cash (as defined in the Business Combination Agreement), minus (B) the aggregate amount of cash proceeds required to satisfy the exercise of redemption rights of BACA stockholders, minus (C) certain unpaid transaction expenses of Custom Health that will be paid in cash at the Closing, minus (D) certain unpaid transaction expenses of BACA that will be paid in cash at the Closing, minus (E) the cash consideration paid or to be paid in connection with the Pharmacy Acquisitions (as defined in the Business Combination Agreement), as applicable, will be at least $10,000,000; provided, however, that, if at any time during the period between the date of the Business Combination Agreement and the Effective Time or the earlier termination of the Business Combination Agreement, Custom Health receives at least an aggregate amount of $20,000,000 in connection with the Company Permitted Interim Financing (as defined in the Business Combination Agreement), any debt financing, any undrawn committed revolving line of credit facility or similar financing structure, then the minimum cash condition will be deemed to be $5,000,000.

The Business Combination Agreement also includes other customary conditions to the obligations of BACA and Merger Sub, and conditions to the obligations of Custom Health.

Termination

The Business Combination Agreement may be terminated, and the Merger and the Proposed Transaction may be abandoned at any time prior to the Effective Time, notwithstanding the adoption of the Business Combination Agreement and the Proposed Transaction by the stockholders of Custom Health or BACA, (i) by mutual consent of BACA and Custom Health; (ii) by written notice from either BACA or Custom Health, if the Effective Time will not have occurred prior to December 22, 2024; (iii) by written notice from either BACA or Custom Health, if any governmental authority in the United States will have enacted, issued, promulgated, enforced or entered any injunction, order, decree or ruling (whether temporary preliminary or permanent) which has become final and non-

appealable and has the effect of making consummation of the Proposed Transaction illegal or otherwise preventing or prohibiting consummation of the Proposed Transaction; (iv) by written notice from either BACA or Custom Health, if any of the BAC Proposals (as defined in the Business Combination Agreement) will fail to receive requisite vote for approval at the stockholders’ meeting of BACA or any adjournment or postponement thereof; (v) by written notice by BACA, upon a breach of any representation, warranty, covenant or agreement on the part of Custom Health set forth in the Business Combination Agreement, or if any representation or warranty of Custom Health will have become untrue, in either case such that the Closing conditions set forth in the Business Combination Agreement would not be satisfied; (vi) by written notice from Custom Health to BACA, upon a breach of any representation, warranty, covenant or agreement on the part of BACA and Merger Sub set forth in the Business Combination Agreement, or if any material representation or warranty of BACA and Merger Sub will have become untrue, in either case such that the Closing conditions set forth in the Business Combination Agreement would not be satisfied; (vii) by BACA, if the Required Financials (as defined in the Business Combination Agreement) will not have been delivered to BACA by Custom Health on or before the deadlines set forth in the Business Combination Agreement; (viii) by BACA if, in the reasonable opinion of BACA, there is a material difference in Custom Health’s consolidated net loss or comprehensive loss, working capital, shareholders’ equity or cash flows from operations, either individually or on an aggregate basis, (A) between those set forth in the PCAOB Audited Financials (as defined in the Business Combination Agreement) and those set forth in the financial statements delivered by Custom Health prior to the date of the Business Combination Agreement or (B) between those set forth in the Company Unaudited Financials and those set forth in the 2023 Balance Sheet (as such terms are defined in the Business Combination Agreement) and the related unaudited condensed statements of operations and cash flows of the Company for the six-month period then ended. Any difference that is equal to or more than the greater of (x) 7.5% and (y) $75,000 with respect to either (viii)(A) and/or (viii)(B), in each case, either individually or on an aggregate basis, will constitute a material difference.

In the event of the termination of the Business Combination Agreement, the Business Combination Agreement will become null and void, and there will be no liability under the Business Combination Agreement on the part of any party thereto, except as expressly set forth in the Business Combination Agreement, or in the case of termination subsequent to a willful material breach of the Business Combination Agreement by a party.

In addition, if the Company elects, on or prior to January 31, 2024, to terminate the Pharmacy Acquisitions Definitive Agreement for any reason, the Company is required to provide BACA with written notice within five business days of such termination, and BACA will have ten business days after receiving such notice to terminate the Business Combination Agreement. If BACA elects not to terminate the Business Combination Agreement, BACA will be deemed to have waived the closing condition with respect to the Pharmacy Acquisitions and any right to terminate the Business Combination Agreement for failure to consummate the Pharmacy Acquisitions.

Expenses

If the Closing occurs, certain unpaid transaction expenses of Custom Health and BACA will be paid in accordance with the Business Combination Agreement. If the Merger and the Proposed Transaction are not consummated, all expenses (including the fees and expenses of any outside counsel, agents, advisors, consultants, experts, financial advisors and other service providers) incurred in connection with the Business Combination Agreement and the Proposed Transaction will be paid by the party incurring such expenses.

Notwithstanding anything to the contrary set forth in the Business Combination Agreement, BACA will pay the filing fees paid to certain governmental authorities in connection with the Proposed Transaction, including fees towards filings to be made to the U.S. Securities and Exchange Commission (“SEC”) and NYSE or pursuant to the Hart-Scott-Radino Antitrust Improvements Act (excluding, for the avoidance of doubt, the fees and expenses of any other party’s outside counsels, financial advisors, consultants and other advisors in connection with such filing fees).

Incentive Plan

In addition to the assumption of the Rollover Options (as defined in the Business Combination Agreement), the Company, BACA and Merger Sub will cooperate to establish, prior to the Effective Time, a new equity incentive plan for BACA (the “Equity Incentive Plan”) to be effective as of the Effective Time, in form as mutually agreed by BACA and the Company, with an award pool equal to 10% of the number of shares of New BACA Common Stock outstanding on a fully diluted basis as of immediately after the Effective Time (and all shares of New BACA Common Stock that may be issued in respect of any Rollover Options (as defined in the Business Combination Agreement) that converted from Company Out-Of-The-Money Options (as defined in the Business Combination Agreement) will be included in, and issued from, such aggregate share reserve). The Equity Incentive Plan will include an “evergreen” provision pursuant to which such award pool will automatically increase, on each January 1st that occurs within the ten year period following stockholder approval of such plan, by an amount equal to the lesser of (i) 5% of the aggregate number of shares of New BACA Common Stock outstanding as of 12:01 a.m. (Pacific Time) on such date, and (ii) such amount determined by the board of directors of BACA, which, for the avoidance of doubt, may be zero. BACA will take all steps necessary to submit the Equity Incentive Plan for approval by the stockholders of BACA prior to the Effective Time.

Stock Exchange Listing

Pursuant to the terms of the Business Combination Agreement, BACA is required to use its reasonable best efforts to cause the New BACA Common Stock issued in connection with the Business Combination to be approved for listing on the NYSE.

PIPE Investment

Prior to the earlier of the Closing and the termination of the Business Combination Agreement, the Company and BACA will use their reasonable best efforts to cooperate, negotiate and agree upon a form of the PIPE subscription agreement (each, a “PIPE Subscription Agreement”) to which one or more investors will become a party thereto in connection with the equity financing under all PIPE Subscription Agreements.

Ancillary Agreements

Stockholder Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, BACA, Custom Health and certain stockholders of Custom Health holding at least a majority of the shares of common stock of Custom Health entered into a stockholder support agreement (the “Stockholder Support Agreement”), pursuant to which, among other things, such stockholders of Custom Health agreed to (a) vote all of their shares of common stock of Custom Health in favor of the adoption and approval of the Business Combination Agreement and the Proposed Transaction (in any event, within five business days after the Registration Statement becomes effective) and (b) subject their shares of common stock of Custom Health to certain transfer restrictions; in each case, on the terms and subject to the conditions set forth therein.

Sponsor Support Agreement

Concurrently with the execution and delivery of the Business Combination Agreement, the Sponsor, BACA and Custom Health entered into the Sponsor Support Agreement, pursuant to which, among other things, Sponsor agreed to (i) vote all of its shares of common stock of BACA (or execute and deliver an action by written consent) in favor of the Proposed Transaction, including the Merger; (ii) not redeem its shares of common stock of BACA, and waive its anti-dilution protection with respect to its shares of Class B common stock of BACA; and (iii) subject to forfeiture 1,719,375 of the shares of New BACA Common Stock (the “Founder Earn-Out Shares”) held by Sponsor and by certain other stockholders of BACA who agree to participate in such earn-out.

If at any time during the period following the Closing and expiring on the tenth (10th) anniversary of the Closing, the VWAP of the shares of New BACA Common Stock equals or exceeds (i) $11.00 for any 20 trading days within any 30 trading day period, then 859,687 of the Founder Earnout Shares (as defined in the Business Combination Agreement) will no longer be subject to forfeiture; and (ii) $12.00 for any 20 trading days within any 30 trading day period, then the other 859,688 Founder Earn-Out Shares will no longer be subject to forfeiture.

From the date of Closing and until the date that Sponsor, in the aggregate, beneficially owns less than (i) 50% of the outstanding shares of New BACA Common Stock that are beneficially owned by Sponsor as of immediately.

following the Closing (the “Sponsor First Sunset Date”), the individuals nominated for election or appointed as directors by or at the direction of the board of directors of BACA will include two directors designated by Sponsor (each, a “Sponsor Designee”), and (ii) 5% of the outstanding shares of New BACA Common Stock (the “Sponsor Second Sunset Date” and, together with the Sponsor First Sunset Date, the “Sponsor Sunset Dates”), the individuals nominated for election or appointed as directors by or at the direction of the board of directors of BACA will be one Sponsor Designee only; provided, that the occurrence of any Sponsor Sunset Date will not shorten the term of any Sponsor Designee then serving on the board of directors of BACA.

Form of Registration Rights and Lock-Up Agreement

In connection with the Closing, BACA, certain stockholders of BACA and certain stockholders of Custom Health which will collectively own at least 70% of the total issued and outstanding capital stock of Custom Health as of immediately prior to the Closing will enter into a Registration Rights and Lock-Up Agreement (the “Registration Rights and Lock-Up Agreement”), pursuant to which, among other things: (i) BACA will agree to provide such holders with customary registration rights with respect to their shares of New BACA Common Stock; (ii) the former stockholders of Custom Health will agree to not effect any sale or distribution of New BACA Common Stock during the period the period beginning on the date of Closing and ending on the date that is the earlier of (x) six months following the Closing, or (y) such date that is subsequent to the Closing that the last sale price of the common stock of BACA equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing after the Closing, subject to customary exceptions; and (iii) the original stockholders of BACA will agree to not effect any sale or distribution of New BACA Common Stock during the period the period beginning on the date of Closing and ending on the date that is the earlier of (x) twelve months following the Closing, or (y) such date that is subsequent to the Closing that the last sale price of the common stock of BACA equals or exceeds $12.00 per share for any 20 trading days within any 30-trading day period commencing after the Closing, subject to customary exceptions.

*    *    *

The foregoing descriptions of the Business Combination Agreement, Stockholder Support Agreement, Sponsor Support Agreement and Registration Rights and Lock-Up Agreement, and the transactions contemplated thereunder are not complete and are qualified in their entirety by reference to the respective agreements, copies of which (or the forms of which, in the case of the Registration Rights and Lock-Up Agreement) are respectively filed as Exhibits 2.1, 10.1, 10.2, and 10.3 to this Current Report on Form 8-K, and each of which is incorporated herein by reference. The aforementioned agreements and the foregoing descriptions thereof have been included to provide investors and stockholders with information regarding the terms of such agreements. They are not intended to provide any other factual information about the parties to the respective agreements. The respective representations, warranties and covenants contained in such agreements were made only as of specified dates for the purposes of each such agreement, were solely for the benefit of the parties to each such agreement and may be subject to qualifications and limitations agreed upon by such parties. In particular, in reviewing the respective representations, warranties and covenants contained in each such agreement and discussed in the respective foregoing description, it is important to bear in mind that such representations, warranties and covenants were negotiated with the principal purpose of allocating risk between the parties, rather than establishing matters as facts. Such representations, warranties and covenants may also be subject to a contractual standard of materiality different from those generally applicable to stockholders and reports and documents filed with the SEC, and, with respect to the Business Combination Agreement, are also qualified in important part by confidential disclosure schedules delivered by the parties to each other in connection with the Business Combination Agreement. Investors and stockholders are not third-party beneficiaries under the Business Combination Agreement or other foregoing agreements except as expressly contemplated therein. Accordingly, investors and stockholders should not rely on such representations, warranties and covenants as characterizations of the actual state of facts or circumstances described therein. Information concerning the subject matter of such representations, warranties and covenants may change after the date of the Business Combination Agreement and each such other agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures.

Additional Information and Where to Find It

This Current Report on Form 8-K relates to the Proposed Transaction but does not contain all the information that should be considered concerning the Proposed Transaction and is not intended to form the basis of any investment decision or any other decision in respect of the Proposed Transaction. BACA intends to file with the SEC a registration statement on Form S-4 relating to the Proposed Transaction that will include a proxy statement of BACA and a prospectus of BACA. When available, the definitive proxy statement/prospectus and other relevant materials will be sent to all BACA stockholders as of a record date to be established for voting on the Proposed Transaction. BACA also will file other documents regarding the Proposed Transaction with the SEC. Before making any voting decision, investors and securities holders of BACA are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the Proposed Transaction as they become available because they will contain important information about BACA, Custom Health and the Proposed Transaction.

Investors and securities holders will be able to obtain free copies of the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by BACA through the website maintained by the SEC at www.sec.gov. In addition, the documents filed by BACA may be obtained free of charge from BACA’s website at https://berensonacquisitioncorp.com/ or by written request to BACA at Berenson Acquisition Corp. I, 667 Madison Avenue, 18th Floor, New York, New York 10065.

Participants in Solicitation

BACA and Custom Health and their respective directors and officers may be deemed to be participants in the solicitation of proxies from BACA’s stockholders in connection with the Proposed Transaction. Information about BACA’s directors and executive officers and their ownership of BACA’s securities is set forth in BACA’s filings with the SEC, including BACA’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which was filed with the SEC on March 27, 2023. To the extent that such persons’ holdings of BACA’s securities have changed since the amounts disclosed in BACA’s Annual Report on Form 10-K, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the names and interests in the Proposed Transaction of BACA’s and Custom Health’s respective directors and officers and other persons who may be deemed participants in the Proposed Transaction may be obtained by reading the proxy statement/prospectus regarding the Proposed Transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Forward-Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the federal securities laws with respect to the Proposed Transaction between Custom Health and BACA, including statements regarding the benefits of the Proposed Transaction, the anticipated timing of the completion of the Proposed Transaction, the products offered by Custom Health, the ability to obtain additional financing, the listing of the post-combination Company on the NYSE and the markets in which it operates, the expected total addressable market for the products offered by Custom Health, the sufficiency of the net proceeds of the Proposed Transaction to fund Custom Health’s operations and business plan and Custom Health’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to material risks and uncertainties and other factors, many of which are outside the control of Custom Health. Many factors could cause actual future events to differ materially from the forward-looking statements in this document, including, but not limited to: (i) the risk that the Proposed Transaction may not be completed in a timely manner or at all; (ii) the risk that the Proposed Transaction may not be completed by BACA’s business combination deadline; (iii) the failure to satisfy the conditions to the consummation of the Proposed Transaction, including the adoption of the Business Combination Agreement by the stockholders of BACA and Custom Health, the satisfaction of the minimum trust account amount following redemptions by BACA’s public stockholders and the receipt of certain governmental and regulatory approvals, among other closing conditions; (iv) the occurrence of any event, change or other circumstance that could give rise to the termination of the Business Combination Agreement; (v) the effect of the announcement or pendency of the Proposed Transaction on Custom Health’s business relationships, performance, and business generally; (vi) risks that the Proposed Transaction disrupts current plans and operations of Custom Health; (vii) the outcome of any legal proceedings that may be instituted against Custom Health, BACA or others related to the Business Combination Agreement or the Proposed Transaction; (viii) the ability to meet the NYSE listing standards at or following the consummation of the Proposed Transaction; (ix) the ability to recognize the anticipated benefits of the Proposed Transaction, which may be affected by a variety of factors, including changes in the competitive and highly regulated industries in which Custom Health operates, variations in performance across competitors and partners, changes in laws and regulations affecting Custom Health’s business, the ability of Custom Health and the post-combination company to retain its management and key employees and general economic and financial market trends, disruptions and risks; (x) the ability to implement business plans, forecasts, and other expectations after the completion of the Proposed Transaction; (xi) the risk that Custom Health will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; (xii) the risk that the post-combination company experiences difficulties in managing its growth and expanding operations; (xiii) the risk of product liability or regulatory lawsuits or proceedings relating to Custom Health’s business; (xiv) the risk that Custom Health is unable to secure or protect its intellectual property; and (xv) costs related to the Proposed Transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of BACA’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, the registration statement on Form S-4 and proxy statement/prospectus discussed above and other documents filed by BACA from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially adversely from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Custom Health and BACA assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Neither Custom Health nor BACA gives or can give any assurance that either Custom Health or BACA will achieve its expectations.

No Offer or Solicitation

This Current Report on Form 8-K is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the Proposed Transaction and will not constitute an offer to sell or a solicitation of an offer to buy the securities of BACA, Custom Health, or Merger Sub, nor will there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities will be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or exemptions therefrom.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Business Combination Agreement, dated as of December 22, 2023, by and among Berenson Acquisition Corp. I, Custom Health, Inc. and Continental Merger Sub Inc.

10.1	Stockholder Support Agreement

10.2	Sponsor Support Agreement

10.3	Form of Registration Rights and Lock-Up Agreement

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

*

Certain of the schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERENSON ACQUISITION CORP. I

By:	/s/ Amir Hegazy
	Name:	Amir Hegazy
	Title:	Chief Financial Officer

Date: December 29, 2023